CREDIT AGREEMENT

          This CREDIT AGREEMENT, dated as of October 24, 2001, between NATIONAL HOME HEALTH CARE CORP., a Delaware corporation ("National"), HEALTH ACQUISITION CORP., a New York corporation, NEW ENGLAND HOME CARE, INC., a Connecticut corporation, ACCREDITED HEALTH SERVICES, INC., a New Jersey corporation, AND CONNECTICUT STAFFING WORKS CORP., a Connecticut corporation (collectively the
"Operating Subsidiaries") (National and the Operating Subsidiaries are collectively referred to herein as the "Borrowers"), and HSBC BANK USA, a New York banking corporation (the "Bank"),

                              W I T N E S S E T H :

          WHEREAS, the Borrowers have requested that the Bank establish in the Borrowers' favor a revolving credit facility in the maximum principal amount of $7,500,000.00; and

          WHEREAS, the Bank is willing to extend such credit to the Borrowers on and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the Borrowers and the Bank hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

     Section 1.01. Defined Terms: As used in this Agreement, the following terms shall have the following meanings:

          "Account Debtor" shall mean and include each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

          "Account Receivable" shall mean any and all rights of any of the Borrowers to payment for goods sold or leased or for services rendered, including accounts, contract rights, Health-Care-Insurance Receivables, general intangibles and any such right evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not the same has been earned by performance, and whether now owned or existing or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

          "Aged Accounts Receivable Report" shall mean a report that shows and classifies all Accounts Receivable by the time elapsed after the date of billing.

          "Affiliate" shall mean as to any referenced Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such referenced Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Rate" shall mean the rate of interest then payable on the principal of any Loan, which may be either a Revolving LIBOR Rate Loan or a Revolving Prime Rate Loan.

          "Approved Subordinated Indebtedness" shall mean any Indebtedness of any of the Borrowers which is subordinated to the Obligations and approved by the Bank pursuant to subordination agreement in form and substance satisfactory to the Bank.

          "Assignment of Claims Act" shall mean the Federal Assignment of Claims Act (31 U.S.C.ss.3727; 41 U.S.C.ss.15), as amended.

          "Borrowing Base" shall mean, as of any Borrowing Date or other applicable day, an amount equal to Eighty (80%) percent of the net amount of Eligible Accounts, less the amount of any reserves required by the Bank.

          "Borrowing Base Certificate" shall mean the Borrowing Base Certificate to be delivered by National pursuant to this Agreement, substantially in the form thereof attached hereto as Exhibit C.

          "Borrowing Date" shall mean, with respect to any Revolving Credit Loan, the date on which such Loan is disbursed by the Bank to the Borrowers.

          "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New York City are open for business.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or equity interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capitalized lease on a balance sheet prepared in accordance with GAAP, and, for purposes hereof, the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Chief Financial Officer" shall mean, the Chief Financial Officer of National.

          "Closing Date" shall mean October 24, 2001.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning ascribed to that term in the Security Agreement.


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

          "Commitment" shall mean the Revolving Credit Loan Commitment.

          "Commitment Period" shall mean the period from and including the Closing Date to but not including the Expiration Date or such earlier date on which the Commitment shall terminate as provided herein.

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the Code.

          "Consolidated Assets" shall mean at a particular date, all amounts which would, in conformity with GAAP, be included under assets on a consolidated balance sheet of National and its Subsidiaries as at such date.

          "Consolidated Liabilities" shall mean at a particular date, all amounts which would, in conformity with GAAP, be included under liabilities on a consolidated balance sheet of National and its Subsidiaries as at such date.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other legally binding undertaking to which such Person is a party or by which it or any material part of its property is bound.

          "Corporate Guarantor" shall mean National HMO (N.Y.) Inc.

          "Default"  shall mean the happening of any of the events  specified in
Section 7.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Default Rate" as to each Loan shall have the meanings ascribed to that term in the respective Notes.

          "Dollars" and "$" shall mean, dollars in lawful currency of the United States of America.

          "Eligible Account Receivable" or "Eligible Account" or "Eligible Receivable" shall mean an Account Receivable:

               (a) which is not outstanding more than one hundred twenty (120) days past the original invoice date therefor;

               (b) which has arisen in the ordinary course of the originating Borrower's business for goods sold or leased or services rendered by such originating Borrower;

               (c) which was created in compliance in all material respects with all Requirements of Law applicable to such originating Borrower;

               (d) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by such originating Borrower in connection with the creation of such Account Receivable have been duly obtained, effected or given and are in full force and effect at such time;

               (e) which is the legal, valid and binding payment obligation of the Account Debtor enforceable against such Account Debtor in accordance with its terms;

               (f) which is not subject to any right of rescission, set-off, counterclaim or any other defense (including, without limitation, defenses arising out of violations of usury laws) of the Account Debtor;

               (g) as to which the Account Debtor of such Account Receivable is not more than one hundred twenty (120) days past due in payment after the date of the creation of the original invoice related thereto on more than fifty (50%) percent of the aggregate amount of such Account Debtor's Accounts Receivable obligations owed to the Borrowers;

               (h) which is denominated in Dollars and payable only in Dollars and only in the United States of America or which is denominated in such other form of foreign currency as approved by the Bank;

               (i) which, if the Account Debtor is a foreign Person, such Person's obligations under such Account Receivable to the Borrowers are secured by a letter of credit issued by a financial institution acceptable to the Bank or upon such other acceptance terms approved by the Bank;

               (j) as to which the Account Debtor is not an Affiliate or a creditor of any of the Borrowers;

               (k) as to which, to the Knowledge of Borrowers, the Account Debtor has not taken any of the actions or suffered any of the events of the kind described in Section 7.01(g);

               (l) which is owned solely by the Borrowers free and clear of all Liens or other rights or claims of any other Person (except liens in favor of the Bank under the Loan Documents and also liens allowed under Section 6.03);

               (m) which, subject to the Federal Anti-Assignment Laws and similar state Requirements of Law and the UCC, are subject to a perfected first priority security interest in favor of the Bank pursuant to the Security Agreement;

               (n) which, subject to the Federal Anti-Assignment Laws and other similar state Requirements of Law, is freely assignable by the Borrowers to the Bank; and

               (o) which has not been billed in advance or repaid.

          "Environmental Laws" shall mean any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall mean any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Expiration Date" as to Revolving LIBOR Rate Loans and Revolving Prime Rate Loans shall mean Twenty-Four (24) months from the Closing Date which shall be the date on which the Commitment expires.

          "Federal Anti-Assignment Laws" shall mean, collectively, the Assignment of Claims Act and each other United States law, rule or regulation (including, without limitation, the Medicare Act, the social Security Act, the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of the Veterans' Administration ) applicable to the effectiveness and enforceability of collateral assignments of Accounts Receivable payable, directly or indirectly, by a Governmental Authority.

          "Fiscal Year" shall mean the fiscal year of the Borrowers ending July 31.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, as more fully described in
Section 1.02.

          "Governmental Authority" shall mean, any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation other than in the ordinary course of Borrowers' business or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the greater of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Chief Financial Officer in good faith.

          "Health-Care-Insurance Receivables" shall mean any interest in or claim under a policy of insurance that is a right in favor of National or any Operating Subsidiary to payment of a monetary obligation for health-care goods or services provided.

          "Indebtedness" of any Person at any date, shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with the Borrowers' customary practices as currently conducted), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capitalized Lease Obligations, (d) all obligations of such Person in respect of bank acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall pertain to a condition of Insolvency.

          "Interest Payment Date" shall mean, as to any Loan, the interest payment dates as indicated on the Notes.

          "Interest Period" shall mean the applicable interest period as indicated on the Revolving LIBOR Rate Note(s), except as modified herein. If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day. No Interest Period with respect to any

Loan shall end later than the Expiration Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period or, if earlier, the date of payment.

          "Knowledge of Borrowers" shall mean the actual knowledge of any principal officer of National and of any principal officer of any of the Operating Subsidiaries, without conducting or requiring any agents of any of the Borrowers to conduct an independent review, examination or investigation in order to establish the basis for or the accuracy of the representation and warranty made by the Borrowers.

          "LIBOR" shall have the definition set forth in the Revolving LIBOR Rate Note as to Revolving LIBOR Rate Loans.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing).

          "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement and any and all other agreements or documents executed by the Borrowers and/or any other Person and by or in favor of the Bank which evidence, guarantee or secure, in whole or in part, the Obligations.

          "Loans" shall mean the Revolving Credit Loans.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Borrowers taken as a whole, (b) the ability of the Borrowers to perform any of their payment obligations under any Loan Document or to perform their other material obligations under this Agreement, the Notes, or any of the other Loan Documents or (c) the validity or enforceability of this Agreement, the Notes, or any of the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

          "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income" shall mean the consolidated net income of National and its Subsidiaries as determined in accordance with GAAP. "Net Loss" shall have a correlative meaning.

          "Notes" shall mean any Revolving Credit Loan Note.

          "Obligations" shall have the meaning ascribed to that term in the Security Agreement.

          "Operating Leases" shall mean operating leases as determined in accordance with GAAP.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

          "Person" shall mean (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other judicial entity or (ii) any other entity, body, organization or group.

          "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Bank as its prime rate (each change in the Prime Rate to be effective on the date such change is publicly announced).

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

          "Reporting Accountants" shall mean a firm of certified public accountants retained by the Borrowers and reasonably acceptable to the Bank. As of the Closing Date, Bank confirms the acceptability of BDO Seidman, LLP. Bank reserves the right to require, in its reasonable discretion, a different firm of certified public accountants in the future.

          "Requirements of Law" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean the chief executive officer or the president or the Chief Financial Officer of National.

          "Revolving Credit Loan" shall mean any Revolving LIBOR Rate Loan or Revolving Prime Rate Loan to the Borrowers made pursuant to Section 2.01.

          "Revolving Credit Loan Commitment" shall have the meaning ascribed to said term in Section 2.01 herein.

          "Revolving Credit Loan Note" shall mean any Revolving LIBOR Rate Note or any Revolving Prime Rate Note.

          "Revolving LIBOR Rate" shall mean for any day, a rate per annum equal to, at the Borrowers' option, one (1), two (2) or three (3) month LIBOR plus Two Hundred Twenty Five (225) basis points.

          "Revolving LIBOR Rate Loans" shall mean Loans for which the Applicable Rate is the Revolving LIBOR Rate.

          "Revolving LIBOR Rate Note" shall mean the promissory note in the form thereof attached hereto as Exhibit A1, made and delivered by the Borrowers pursuant to Section 2.02(b).

          "Revolving Prime Rate" shall mean the rate announced by Bank from time to time as its Prime Rate as is in effect on such day for Revolving Prime Rate Loans.

          "Revolving Prime Rate Loans" shall mean Loans for which the Applicable Rate is the Revolving Prime Rate.

          "Revolving Prime Rate Note" shall mean the promissory note in the form thereof attached hereto as Exhibit A, made and delivered by the Borrowers pursuant to Section 2.02(b).

          "Security Agreement" shall mean the Security Agreement in the form thereof attached hereto as Exhibit B, executed and delivered by the Borrowers in favor of the Bank with respect to the Collateral pursuant to Section 4.01(f).

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary"  shall mean, with respect to any Person, any other Person
(a) of which the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and (b) whose accounts are or are required to be consolidated with the accounts of the Borrowers in accordance with GAAP. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of one or more of the Borrowers.

          "SunStar Litigation" shall mean that certain litigation encaptioned In Re SunStar Healthcare Securities Litigation, presently pending in Federal court in Florida, and related litigation, all as described in the National's Form 10-Q for its fiscal quarter ended April 30, 2001.

          "Tangible Stockholders' Equity" shall mean Total Stockholders' Equity less total intangible Consolidated Assets.

          "Total Senior Liabilities" shall mean all liabilities excluding those subordinated to the Bank.

          "Total Stockholders' Equity" shall mean the difference between total Consolidated Assets and total Consolidated Liabilities.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Connecticut, the State of New York or the State of New Jersey, as applicable.

     Section 1.02. Other Definitional Provisions: (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes, or any certificate or other document made or delivered pursuant hereto.

          (b) Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP. "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrowers, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a GAAP principle or practice may be so changed. Any dispute or disagreement between the Borrowers and the Bank relating to the determination of GAAP principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto delivered to the Bank by the Reporting Accountants.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) For purposes of this Agreement, each of the following terms has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement:

                    (i) Chattel Paper;
                    (ii) Consumer Goods;
                    (iii) Deposit Account;
                    (iv) Document;
                    (v) Farm Product;
                    (vi) Fixture;
                    (vii) Instrument;
                    (viii) Proceeds; and
                    (ix) Products.

                           ARTICLE 2. CREDIT FACILITY

          Section 2.01. Commitment:

          Revolving Credit Loan Commitment: During the Commitment Period, subject to the terms and conditions hereof, the Bank agrees to make Revolving Credit Loans to the Borrowers in U.S. Dollars from time to time for the purposes hereinafter set forth; provided that the aggregate principal amount of Loans of the Bank outstanding at any time shall not exceed the lesser of (i) SEVEN MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (US $7,500,000), or (ii) the Borrowing Base (the "Revolving Credit Loan Commitment"). Revolving Credit Loans in each case may consist of either Revolving Prime Rate Loans or Revolving LIBOR Rate Loans, as the Borrowers may request, and may be repaid and re-borrowed in accordance with the provisions hereof.

          Section 2.02. Method of Borrowing Revolving Credit Loans:

          (a) Borrowing Base for Revolving Credit Loans: In order to permit the Bank to determine the Borrowing Base in connection with any proposed loan, and to monitor compliance with subsection (c) and (e) below, National shall deliver Borrowing Base Certificates to the Bank as follows:

               (i) at least three (3) Business Days prior to the Closing Date, if any loan is to be made on the Closing Date;

               (ii) as required under Section 5.01(a); and

               (iii) at least (3) Business Days prior to the making if any other Loan, unless a Borrowing Base Certificate applicable for use at that time already has been delivered to the Bank.

Each Borrowing Base Certificate delivered under clause (i) or (ii) shall certify the Eligible Accounts as of the last day of the immediately preceding calendar month. If delivered under clause (iii), it shall certify the Eligible Accounts as of the last day of the immediately preceding month to the extent practicable; otherwise, as of the last day of the second immediately preceding calendar month. Notwithstanding the foregoing, Bank may accept a Borrowing Base Certificate for the second immediately calendar month only if the requested borrowing occurs within the first nineteen (19) days of the month. Any borrowing requested on or after the twentieth (20th) day of any month will require a Borrowing Base Certificate certified to the last day of the immediately preceding month. . Each Borrowing Base Certificate shall be certified by the Chief Financial Officer or another Responsible Officer and shall be in the form thereof attached hereto as Exhibit C.

          (b) Notes for Revolving Credit Loans: The Indebtedness of the Borrowers to the Bank under the Revolving Credit Loans shall be evidenced by a promissory note of the Borrowers substantially in the form thereof attached hereto as Exhibit A in the case of Revolving Prime Rate Loans, or Exhibit A1 in the case of Revolving LIBOR Rate Loans, payable to the order of the Bank.

The aggregate amount of Revolving Credit Loans outstanding shall not exceed the Revolving Loan Commitment. The Bank is hereby authorized to record the date and amount of each Revolving Credit Loan made by the Bank, each continuation thereof, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the applicable Revolving Credit Loan Note and/or recorded in the Bank's internal system, and any such recordation, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded.

          (c) Procedure for Borrowing Revolving Credit Loans: The Borrowers may borrow under the Commitment during the Commitment Period on any Business Day loan amounts bearing interest based on the Revolving LIBOR Rate in minimum amounts of $250,000.00 and in integral multiples of $100,000.00 for advances in excess thereof and for loan amounts bearing interest based on the Revolving Prime Rate in minimum amounts of $100,000.00 and in integral multiples of $100,000.00 for advances in excess thereof.

               (i) With respect to any Revolving Prime Rate Loans, Borrowers shall give irrevocable notice to the Bank via facsimile transmission, by 11 am New York City time on the same Business Day of the requested Loan.

               (ii) With respect to any Revolving LIBOR Rate Loans, Borrowers shall give irrevocable notice to the Bank via facsimile transmission by 11 am New York City time on the Business Day which is at least two (2) Business Days prior to the requested borrowing date specifying (A) the amount of the Loan (B) the LIBOR Interest Period and (C) the requested borrowing date.

               (iii) Borrowers may change any Revolving Prime Rate Loan to a Revolving LIBOR Rate Loan by giving Bank irrevocable notice via facsimile transmission by 11 am New York City time, at least two (2) Business Days prior to the requested interest rate change date specifying the LIBOR Interest Period. Borrowers may change the LIBOR Interest Period for any Revolving LIBOR Rate Loan by giving irrevocable notice via facsimile transmission to the Bank by 11 am New York City time, at lease two (2) Business Days prior to the end of the then applicable LIBOR Interest Period specifying the new LIBOR Interest Period.

               (iv) Notices under this subsection (c ) shall be given by National on behalf of the Borrowers, and shall be given by the Chief Financial Officer or another Responsible Officer.

          (d) Optional Prepayments of Revolving Credit Loans: The Borrowers may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, in accordance with the Notes.

          (e) Mandatory Prepayments of Revolving Credit Loans: In the event the aggregate outstanding principal amount of all Revolving Credit Loans shall at any time be in excess of the Borrowing Base at such time, which Borrowing Base shall be calculated by reference to the then-current Borrowing Base Certificate, the Borrowers shall (a) within two (2) Business Days of the Borrowers becoming aware of such event or (b) upon demand by the Bank in writing, prepay the principal amount of the Revolving Credit Loans in an aggregate amount at least equal to such excess, together with accrued interest on the amount so prepaid to the date of such prepayment.

          (f) Prepayment/Accrued Interest on Revolving Credit Loans:

          If the Borrowers shall make an optional or mandatory prepayment of any Revolving Credit Loan in whole or in part, the following shall apply:

               (i) in connection with prepayments of Revolving Prime Rate Loans, the Borrowers shall not be required to pay any prepayment fee or penalty;

               (ii) in connection with prepayments of Revolving LIBOR Rate Loans, the Borrowers shall not be required to pay any prepayment fees or penalties other than as set forth in the Revolving LIBOR Rate Note; and

               (iii) the Borrowers shall pay interest accrued on the amount paid at the Applicable Rate to the date payment is received by the Bank.

          (g) Interest Rates and Payment Dates for Revolving Credit Loans:

               (i) Each Revolving Prime Rate Loan shall bear interest at a rate per annum equal to the Revolving Prime Rate. Each Revolving LIBOR Rate Loan shall bear interest at a rate per annum equal to the Revolving LIBOR Rate.

               (ii) Interest on all Revolving Prime Rate Loans and Revolving LIBOR Rate Loans shall be payable in arrears on each Interest Payment Date, and on the Expiration Date, if the same is not an Interest Payment Date, or if said dates are not Business Days, on the next Business Day immediately thereafter. The principal of all Revolving Prime Rate Loans and Revolving LIBOR Rate Loans shall be payable on the Expiration Date or on the next Business Day if the Expiration Date is not a Business Day.

          (h) Nature of Borrowings as to Revolving Credit Loans: The Borrowers and the Bank agree that the Revolving Credit Loans shall be categorized in accordance with GAAP and the Borrowers shall cause the Revolving Credit Loans to be so characterized on the financial statements of the Borrowers.

          Section 2.03. Terms Applicable to all Loans:

          (a) Interest Rate: Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

          (b) Requirements of Law:

               (i) Increased Costs: If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Notes, or change the basis of taxation of payments to the Bank in respect thereof (except for changes in the rate of tax on the overall net income of the Bank), or shall impose any other condition upon the Bank; and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, then, in any such case, the Borrowers shall pay to the Bank, within five (5) Business Days after written demand (and receipt of the certificate described below) and to the extent permitted by applicable law, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate providing reasonable detail of the amount due and reasons therefor as to any additional amounts payable pursuant to this subsection submitted by the Bank to the Borrowers, shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

               (ii) Capital Adequacy: If the Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank in its reasonable discretion to be material, then from time to time, after submission by the Bank to the Borrowers of a written request therefor together with a certificate providing in reasonable detail the amount due and the reasons therefor, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (c) Funds/Manner of Payment: (i) Unless otherwise specified herein, each payment and prepayment of principal and interest on the Notes shall be made by the Borrowers not later than 12:00 noon, New York City time, on the date on which it is payable in Federal or other immediately available funds. Said payment will be automatically charged by the Bank from the operating account described in Section 5.13 herein.

          (d) Prepayment Defined: For purposes of this Agreement, a prepayment shall include any payment or other reduction of the balance due under the Notes, regardless of whether such payment or other reduction (a) is voluntary or involuntary, (b) results from the acceleration of the Obligations pursuant to the Loan Documents, (c) is made by the Borrowers or any other Person, (d) results from the Bank's receipt or collection of proceeds of the Collateral, including insurance proceeds or condemnation awards, (e) results from the Bank's exercise of any right of setoff, and/or (f) is made during any bankruptcy, insolvency or similar proceeding under federal or state law, or is made pursuant to any plan of reorganization or liquidation.

          (e) Late Charge: Should any installment due under the Notes not be paid on its due date, the Borrowers shall pay to the Bank a late charge as set forth in the applicable Note.

          (f) Default Rate: Upon the occurrence and during the continuance of an Event of Default, the Loans shall bear interest at the Default Rate from the date of such Event of Default until the same shall be cured, and both before and after the entry of any judgment hereon.

          (g) Availability Fee: Borrowers shall pay to the Bank, on the first day of each calendar quarter, an availability fee equal to one quarter percent (0.25%) per annum on the average daily committed available principal under the Commitment for the preceding calendar quarter or portion thereof.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

     To induce the Bank to enter into this Agreement and to make the Loans, the Borrowers hereby represent and warrant to the Bank that:

          Section 3.01. Financial Condition: The annual consolidated financial statements of National and its Subsidiaries as of July 31, 2000, prepared by National, copies of which have heretofore been furnished to the Bank, present fairly the financial condition of National and its Subsidiaries as at such dates, and the results of their consolidated operations and their consolidated cash flows for the periods then ended. All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the accountants who audited such financials or a Responsible Officer, as the case may be, and as disclosed therein). Except as set forth in Schedule 6.04, the Borrowers did not have, at the date of the most recent financial statement referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any material long-term lease or long-term commitment, which is not reflected in the foregoing statements or in the notes thereto. During the period from July 31, 2000 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrowers of any material part of their business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrowers at July 31, 2000, except as disclosed in National's Quarterly Report on Form 10-Q for the quarter ended April 30, 2001.

          Section 3.02. No Change: Except to the extent disclosed by the Borrowers to the Bank on or before the date hereof, since July, 2000 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

          Section 3.03. Corporate  Existence/Compliance  with Law: The Borrowers
(a) are duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, (b) have the corporate power and authority, and the legal right, to own and operate their property, to lease the property they operate as lessee and to conduct the business in which they are currently engaged, (c) are duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (d) are in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          Section 3.04. Corporate  Power/Authorization/Enforceable  Obligations:
The Borrowers have the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents, to borrow hereunder and to grant the Liens on the Collateral as provided in the Security Agreement. The Borrowers have taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the other Loan Documents. The Borrowers have taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to grant the Liens provided for in the Security Agreement. Other than pursuant to the Federal Anti-Assignment Laws and similar state Requirements of Law, no other consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of any of the Borrowers) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, or the Notes, or the other Loan Documents executed by the Borrowers (other than the filing of financing statements in the jurisdictions set forth on Schedule 3.17 necessary to perfect the Bank's security interest in the Collateral). This Agreement has been, and the Notes, and other Loan Documents, have been or will be, as the case may be, duly executed and delivered on behalf of the Borrowers. This Agreement constitutes, and the Notes, and the other Loan Documents constitute or when executed and delivered will constitute, as the case may be, the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the Federal Anti-Assignment Laws and similar state Requirements of Law.

          Section 3.05. No Legal Bar: The execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents by the Borrowers, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirements of Law or any Contractual Obligation of the Borrowers and will not result in, or require, the creation or imposition of any Lien (other than under the Security Agreement) on any of their properties or revenues pursuant to any such Requirements of Law or Contractual Obligation that is reasonably likely to, in the aggregate, have a Material Adverse Effect.

          Section 3.06. No Material Litigation: No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Borrowers, threatened by or against the Borrowers or against any of their properties or revenues which is reasonably likely to have a Material Adverse Effect, except as set forth on Schedule 3.06.

          Section 3.07. No Default: The Borrowers are not in default under or with respect to any of their Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          Section 3.08. Ownership of Property/Liens: The Borrowers have good record and marketable title in fee simple to, or a valid leasehold interest in, all their real property, and good title to, or a valid leasehold interest in, all their other property, and none of such property is subject to any Lien except as permitted by Section 6.03. No financing statement or other instrument or recordation covering all of any part of the Collateral which has been executed by, or with the permission of, the Borrowers is on file in any recording office, except such as have been filed in favor of the Bank, or terminated, released or assigned in connection herewith or permitted by Section 6.03.

          Section 3.09. Taxes: The Borrowers have filed or caused to be filed all tax returns which, to the Knowledge of Borrowers, are required to have been filed and have paid all taxes shown to be due and payable beyond applicable grace periods on said returns or on any assessments made against them or any of their property and all other taxes, fees or other charges imposed on them or any of their property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers); no tax Lien has been filed, and, to the Knowledge of Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

          Section 3.10. Federal Regulations: No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of any of the Regulations of such Board of Governors including, but not limited to, Regulations T, U or X. If requested by the Bank, the Borrowers will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          Section 3.11. ERISA: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. The present value (determined using actuarial and other assumptions, which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

          Section 3.12. Investment Company Act/Other Regulations: The Borrowers are not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Other than any applicable usury statutes, the Borrowers are not subject to regulation under any Federal or state statute or regulation which limits their ability to incur Indebtedness.

          Section 3.13. Subsidiaries: Set forth on Schedule 3.13 are all the Subsidiaries of the Borrowers at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership thereof .

          Section 3.14. Purpose of Loans: The proceeds of the Loans shall be used by the Borrowers for general corporate purposes, including acquisitions.

          Section 3.15. Environmental Matters: Except as set forth in Schedule 3.15, the Borrowers hereby represent and warrant that, to the best of the Knowledge of the Borrowers, (a) no property owned or occupied by the Borrowers is in violation of any Environmental Laws, (b) no such property is subject to any private or governmental lien or judicial or administrative notice or action relating to Materials of Environmental Concern, and (c) no Materials of Environmental Concern are or have been discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from such property by the Borrowers other than in compliance with all Environmental Laws to the extent that any item listed in this Section 3.15 would have a Material Adverse Effect pursuant to the terms of this Agreement or any of the other Loan Documents.

          Section 3.16. Security Interest: Upon the execution and delivery by the Borrowers of the Security Agreement, and the filing of UCC-1 financing statements in the appropriate public offices in the jurisdictions set forth in
Schedule 3.17, and subject to the next sentence, the Bank will have a perfected, first priority security interest in and lien upon the Collateral, subject to no Liens other than as permitted by Section 6.03. No UCC-1 financing statement filings, other than in the jurisdictions set forth on Schedule 3.17 (and other than compliance pursuant to the Federal Anti-Assignment Laws and similar state Requirements of Law) are necessary and appropriate in order to perfect the Bank's lien upon and security interest in the Collateral.

          Section 3.17. Principal Place of Business: Except for changes subsequent to the Closing Date and as to which sufficient advance notice has been given to the Bank: (a) the principal place of business and chief executive office (as such terms are used in Article 9 of the UCC in effect in such location) of the National and the Operating Subsidiaries , and the offices where the Borrowers' books and records with respect to the Collateral are kept, are at the addresses set forth in Schedule 3.17; (b) the Borrowers have no places of business (within the meaning of the UCC in effect therein) at any locations other than as set forth on Schedule 3.17; and (c) other than as set forth on
Schedule 3.17, the Borrowers do not now do, nor within the preceding five years have they done, any business under any name other than the names National Home Health Care Corp., Health Acquisition Corp., New England Home Care, Inc., Accredited Health Services, Inc. and Connecticut Staffing Work Corp.

          Section 3.18. Eligible Accounts Receivable: The Eligible Accounts Receivable are, to the best Knowledge of Borrowers, accurately and fairly reflected as of the date thereof in the most recent financial statements of the Borrowers referred to in Section 3.01 or, with respect to Eligible Accounts Receivable created or acquired on or after the date of such financial statements, are accurately and fairly reflected on the books and records of the Borrowers. Based on the Borrowers' experience, the reserves for doubtful Accounts Receivable reflected on such financial statements are adequate in all material respects, and, since the date of such financial statements, there has been no material change concerning the collection policies, collectibility or enforceability of the Eligible Accounts Receivable, taken as a whole, against the relevant Account Debtors.

          Section 3.19. Investments: Set forth on Schedule 3.19 is a complete list of all investments by the Borrowers in the Capital Stock of any Person as of the Closing Date.

          Section 3.20. Disclosure: All financial, accounting and other information concerning the Borrowers and the Collateral provided to the Bank by the Borrowers, any appraiser or any accountant in connection with the transactions contemplated hereby did not to the best Knowledge of Borrowers, at the time provided, contain any material misstatement of fact or omit to state any fact that would cause such information, taken as a whole, to be materially misleading.

                         ARTICLE 4. CONDITIONS PRECEDENT

     Section 4.01. Conditions to Loans: The agreement of the Bank to advance the initial Revolving Credit Loan, whether to made on the Closing Date or thereafter, is subject to the satisfaction on the Closing Date of the following conditions precedent:

          (a) Loan Documents. The Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer of National and the Operating Subsidiaries, with a counterpart for the Bank, (ii) the Revolving Credit Notes conforming to the requirements hereof and executed by a duly authorized officer of National and the Operating Subsidiaries, and (iii) the other Loan Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement.

          (b) Corporate Proceedings of the Borrowers. The Bank shall have received a Certificate of the Secretary from National and from each of the Operating Subsidiaries in the form thereof attached hereto as Exhibit D, dated as of the Closing Date, certifying the adoption of the resolutions of the respective Boards of Directors of National and each of the Operating Subsidiaries authorizing (i) the execution, delivery and performance of each of the Loan Documents, and (ii) the borrowings contemplated hereunder and the granting of the security interest in the Collateral pursuant to the Security Agreement. Such certificate shall further (A) state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, (B) specify the names and titles of the officers authorized to sign the Loan Documents, and (C) contain specimens of the signatures of such officers.

          (c) Corporate Documents. The Bank shall have received true and complete copies of the certificate of incorporation and by-laws of National and the Operating Subsidiaries, certified as of the Closing Date as complete and correct copies thereof by the respective Secretary of said entity, a good standing certificate and, if available, franchise tax clearance certificate from the respective states of their incorporation, and good standing certificates from any other jurisdiction in which said entity presently conducts or is qualified to conduct business.

          (d) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect except for the Sunstar Litigation.

          (e) Legal Opinion. The Bank shall have received an executed legal opinion of counsel to the Borrowers, substantially in the form thereof attached hereto as Exhibit E;

          (f) Security Agreement. The Bank shall have received the Security Agreement, executed and delivered by a duly authorized officer of National and of each of the Operating Subsidiaries, together with such Uniform Commercial
Code financing statements and other documents and instruments as may be necessary to perfect, upon the filing of such financing statements and/or the possession of such documents and instruments, the Bank's lien upon and security interest in the Collateral.

          (g) Audit of Records. The Bank shall have received (i) a collateral audit of the Borrowers' books and records to verify, among other things, the accuracy and sufficiency of the Borrowers' Accounts Receivable, (ii) an operational audit to review the Borrowers' practices and compliance with respect to various regulatory and administrative matters and (iii) a review by Bank's counsel of the documents in connection with the Sunstar Litigation.

          (h) Evidence of Insurance. The Bank shall have received evidence satisfactory to it that the Borrowers obtained all policies of insurance required pursuant to Section 5.05 and pursuant to the Security Agreement.

          (i) Lien Searches. The Bank shall have received a copy, in form and substance reasonably satisfactory to it, of lien searches in all jurisdictions in which the Borrowers do business or in which any Collateral may be located.

          (j) Borrowing Base Certificate. To the extent the initial Loan is to be made on the Closing Date, the Bank shall have received the initial Borrowing Base Certificate referred to in Section 2.02, together with an Aged Accounts Receivable Report, each certified by the Chief Financial Officer and each in form and detail satisfactory to the Bank.

          (k) Non-Default Certificate. The Bank shall have received a Non-Default Certificate signed by a Responsible Officer stating that the Representations and Warranties set forth in Article 3 are true in all material respects on the Closing Date and that no Default has occurred as of such date and that no Default or Event of Default would result from any borrowing made on the Closing Date.

          (l) Other Loan Documents. The Borrowers shall execute and/or deliver such other Loan Documents, schedules, undertakings, certificates and disclosures as the Bank shall reasonably require.

     Section 4.02. Conditions to All Extensions of Credit: The agreement of the Bank to make any Revolving Credit Loan requested to be made by it on any Borrowing Date is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loan requested to be made on such date.

          (c) Borrowing Base Certificate. As to requested Revolving Credit Loans, the Bank shall have received a current Borrowing Base Certificate at the time of such request and in accordance with Section 2.02(a), executed and certified by the Chief Financial Officer or another Responsible Officer.

          (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          (e) Additional Conditions. If a Revolving Loan is requested pursuant to Section 2.01, all applicable conditions set forth in Sections 2.02 and 2.03 shall have been satisfied.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

     National hereby agrees that, so long as the Commitment shall remain in effect, any Loans remain outstanding and unpaid, or any other amount is owing to the Bank hereunder, National shall or shall cause the Operating Subsidiaries to:

     Section 5.01. Financial Statements: Furnish to the Bank:

          (a) as soon as available, but in any event not later than twenty (20) Business Days after the end of each calendar month but only if any Loans were outstanding during that month, (i) a Borrowing Base Certificate, certified by the Chief Financial Officer, setting forth in detail reasonably satisfactory to the Bank the calculations necessary to determine the Eligible Accounts Receivable as of the last day of the immediately preceding calendar month and
(ii) an Accounts  Receivable  Aging

Report, certified by the Chief Financial Officer and in form and substance reasonably satisfactory to the Bank, it being understood that reports substantially in the form of the Accounts Receivable Aging Reports provided by National to the Bank prior to the Closing Date shall be considered satisfactory to the Bank;

          (b) as soon as available, but in any event within ninety (90) days after the close of each Fiscal Year, an audited consolidated annual financial statement of National, as part of its Form 10K prepared by the Reporting Accountant or prepared by another independent accounting firm acceptable to the Bank, which shall reflect the consolidated operations of National and its Subsidiaries during such Fiscal Year and which shall contain all supporting schedules including consolidating financial statements at that time; and

          (c) within forty five (45) days after the end of each of National's first three fiscal quarters of each Fiscal Year, consolidated financial statements of National for the previous fiscal quarter, as part of its Form 10Q which shall be certified as to their correctness by the Chief Financial Officer.

     Section 5.02. Certificates/Other Information: Furnish to the Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.01(b), a certificate of the Chief Financial Officer stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, insofar as same relate to accounting matters, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsection 5.01(b), a schedule, in form and detail reasonably satisfactory to the Bank, certified by the Chief Financial Officer, containing the calculations necessary to determine compliance with Section 6.01;

          (c) within ten (10) Business Days after the same are filed, copies of all reports and forms filed with respect to employee pension or benefit plans under ERISA which would be expected to have a Material Adverse Effect, and within five (5) Business Days after, to the Knowledge of Borrowers any Reportable Event with respect to any Plan occurs, a statement executed by a Responsible Officer setting forth details respecting such event and the actions, if any, that the Borrowers propose to take with respect thereto;

          (d) within ten (10) Business Days after the sending or filing thereof, copies of all proxy statements, financial statements and similar reports, which National sends to its stockholders, and copies of any regular, periodic and special reports, and all registration statements which National or any Subsidiary files with any Governmental Authority which would be reasonably expected to cause a Governmental Authority to institute a proceeding, investigation or litigation that would have a Material Adverse Effect; and

          (e) within ten (10) Business Days after receipt thereof, copies of all substantive adverse communications to National or to any of the Operating Subsidiaries from any licensing agency or accreditation entity.

     Section 5.03. Payment of Obligations: Pay, discharge or otherwise satisfy in the ordinary course of the Borrowers' business as currently conducted, their obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

     Section 5.04. Conduct of Business and Maintenance of Existence: Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, in each case except as otherwise permitted pursuant to Section 6.05 or 6.08; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith in such respect would not be reasonably likely to, in the aggregate, have a Material Adverse Effect.

     Section 5.05. Maintenance of Property/Insurance: (a) Except to the extent replaced, keep all property then useful and necessary in the Borrowers' business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Bank on demand, certificates as to such insurance being in force.

          (b) Cause all insurance policies of the Borrowers referred to in paragraph (a) of this Section 5.05 insuring against risks of liability to name the Bank as an additional insured.

     Section 5.06. Inspection of Property/Books and Records/Discussions: At Borrowers' expense (a) keep proper books of records and account in conformity with GAAP and all Requirements of Law of all dealings and transactions in relation to its business and activities; (b) permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its financial books and records, upon reasonable notice, at any reasonable time during normal business hours and as may reasonably be necessary and to discuss the business, operations, properties and financial and other condition of the Borrowers with officers and employees of the Borrowers and with the Reporting Accountants; and (c) permit representatives of the Bank, on an annual basis, to conduct a field examination consisting of an Accounts Receivable and operational audit of the Borrowers; provided, however; that the Bank shall, and shall use reasonable efforts to cause its representatives to, keep all such information confidential, except: (i) any such information that is or becomes publicly available or generally known otherwise than as a result of any breach of the provisions of this Section 5.06, (ii) as required by any Requirement of Law, (iii) as may be necessary to protect as against the Borrowers the interests of the Bank under this Agreement, (iv) to disclose to its attorneys, accountants and similar advisors such information solely for the purpose of administering the Loans contemplated by this Agreement, or (v) with the written consent of the Borrowers.

     Section 5.07. Notices: Promptly give notice to the Bank of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of National or any of the Operating Subsidiaries, or (ii) litigation, investigation or proceeding which may exist at any time between National or any of the Operating Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be likely to have a Material Adverse Effect;

          (c) any litigation or proceeding against National or any of the Operating Subsidiaries in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought. Bank acknowledges that the Sunstar Litigation is pending;

          (d) the following events, as soon as possible and in any event within 30 days after there is Knowledge of Borrowers: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceeding or the taking of any other action by the PBGC or National or any of the Operating Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which would reasonably be likely to have a Material Adverse Effect.

     Each notice pursuant to this Section 5.07 shall be accompanied by a statement of the Chief Financial Officer setting forth details of the occurrence referred to therein and stating what action National or the applicable Operating Subsidiary proposes to take with respect thereto.

     Section 5.08. Environmental Laws:

          (a) Except as disclosed on Schedule 3.15, comply with, and engage in reasonable efforts to obtain compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and engage in reasonable efforts to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that such failure to comply, maintain or obtain would not be reasonably likely in the aggregate to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect;

          (c) Defend, indemnify and hold harmless the Bank and the Bank's respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, which the Bank may sustain or incur, by reason of, or arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, or its properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's, consultant's investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements of the Borrowers under this subsection shall survive the termination of the Commitment and repayment of the Revolving Credit Notes, and all other amounts payable hereunder; and

          (d) Keep or cause such property to be kept free from Materials of Environmental Concern (other than those used in the ordinary course of the Borrowers' business, provided the same are used, stored and/or disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify the Bank if the Borrowers shall become aware of the presence of any Materials of Environmental Concern in violation of Environmental Laws and/or cure such violations, as applicable to the Borrowers or such Materials, as required by applicable Environmental Laws, promptly after the Borrowers becomes aware of same, at the Borrowers' sole cost and expense, if such violation would have a Material Adverse Effect pursuant to the terms of this Agreement.

     Section 5.09. Subsidiaries: Promptly, after any Person shall become a Subsidiary, notify the Bank that such Person has become a Subsidiary, and, at the Borrowers' expense, cause such Subsidiary to execute and deliver to the Bank a guaranty, in form and substance reasonably acceptable to the Bank, of the obligations of the Borrowers hereunder and, in each case, such other documents, instruments, legal opinions and financing statements and to take such other related action as the Bank may reasonably require. Bank acknowledges receipt of guaranty executed on even date herewith by the Corporate Guarantor in favor of Bank, and confirms its acceptability.

     Section 5.10. Compliance with Laws: Comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same becomes delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

     Section 5.11. Compliance with ERISA: Comply, in all material respects with applicable provisions of ERISA.

     Section 5.12. Borrowing Base: Maintain all Revolving Credit Loans in compliance with the then current Borrowing Base.

     Section 5.13. Commercial Checking Accounts: The Borrowers shall maintain throughout the term of the Loans a commercial checking account in the name of National, any of the Operating Subsidiaries or the Corporate Guarantor at the Bank. Said account shall constitute the main operating account from which payments of principal and interest shall be taken in accordance with Section 2.03(c).

                          ARTICLE 6. NEGATIVE COVENANTS

     National hereby agrees that, so long as the Commitment remains in effect, any of the Notes remain outstanding and unpaid, or any other amount is owing to the Bank hereunder, National shall not, directly or indirectly:

     Section 6.01. Financial Condition Covenants:

          (a) Maintenance of Stockholder Equity. Have a Net Loss of One Million Dollars ($1,000,000.00) in any one fiscal quarter or a Net Loss of One Million Dollars ($1,000,000.00), in the aggregate in any series of consecutive fiscal quarters, except that the after tax effect of any payment arising out of the Sunstar Litigation shall not count toward the One Million Dollar ($1,000,000.00) quarterly loss limitation. Notwithstanding any of the foregoing, total consolidated stockholders' equity of National and its Subsidiaries, after giving effect to operating results and all capital transactions, such as dividends or stock buybacks, shall not be less than:

             From 06/06/01    Through 07/30/01     $25,000,000
             From 07/31/01    Through 07/30/02     $28,000,000
             From 07/31/02     and thereafter      $31,000,000

          (b)  Total   Senior   Liabilities   to  Total   Stockholders'   Equity
Ratio.Permit the ratio of Total Senior Liabilities to Total Stockholders' Equity to be greater than 0.50.

          (c) Total Senior Liabilities to Tangible Stockholders' Equity. Permit the ratio of Total Senior Liabilities to Tangible Stockholders' Equity to be greater than 1.0.

          (d) EBIT to Interest Expense Ratio. Permit the ratio of EBIT (Earnings Before Interest and Taxes) to interest expense, computed quarterly on a rolling 12-month basis, to be less than 7.0.

     Section 6.02. Limitation on Indebtedness: Create, incur, assume or otherwise become liable for or suffer to exist, or permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness in the aggregate in excess of $250,000 without the prior written consent of the Bank, other than:

          (a) Indebtedness of the Borrowers to the Bank under this Agreement or otherwise;

          (b) Intentionally Omitted.

          (c)  Indebtedness  outstanding  on the date hereof  listed on Schedule
6.02;

          (d) Approved Subordinated Indebtedness;

          (e) Purchase money Indebtedness secured by a mortgage on real property;

          (f) Capitalized Lease Obligations up to $250,000.00, in the aggregate;

          (g) Intercompany Indebtedness; and

          (h) Indebtedness assumed in connection with acquisitions allowed under
Section 6.05 to the extent such assumption of debt does not violate other conditions of this Agreement.

     Section 6.03. Limitation on Liens: Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in conformity with GAAP; provided, further, that upon the commencement of proceedings to foreclose such Lien, the Borrowers shall cause (i) the obligation giving rise to such Lien to be paid, (ii) cause an order staying such enforcement to be issued or (iii) cause a surety bond reasonably satisfactory to the Bank to be delivered to the Bank;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and which, in the aggregate, do not have a Material Adverse Effect;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers;

          (e) Liens in existence on the date hereof listed on Schedule 6.03, securing Indebtedness permitted by subsection 6.02(c), provided that no such Lien is extended or spread to cover any additional property of the Borrowers after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (f) Operating Leases;

          (g) Liens created pursuant to the Security Agreement;

          (h) Liens in respect to Approved Subordinated Indebtedness;

          (i) Liens in respect to purchase money indebtedness; and

          (j) Liens relating to Capitalized  Lease  Obligations  permitted under
Section 6.02.

     Section 6.04. Limitation on Guarantee Obligations: Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.04, which shall not be increased; and

          (b) Intentionally Omitted;

          (c) Guarantee Obligations of Indebtedness to the Bank hereunder or any other Indebtedness to the Bank;

          (d)  Guarantee   Obligations  in  respect  to  Approved   Subordinated
Indebtedness;

          (e) Guarantee Obligations in respect to purchase money indebtedness;

          (f) Guarantee Obligations in respect to Capitalized Lease Obligations permitted under Section 6.02;

          (g) Guarantee Obligations in respect to intercompany Indebtedness;

          (h) Guarantee Obligations in respect to Indebtedness assumed in connection with acquisitions allowed under Section 6.05 to the extent that such assumption of debt does not violate other conditions of this Agreement; and

          (i) Guarantee Obligation with respect to Indebtedness or other liabilities of any Operating Subsidiaries to the extent that same does not violate any condition of this Agreement or any other Loan Documents.

     Section 6.05. Limitations on Fundamental Changes: Acquire all or substantially all of the assets of any Person for consideration in excess of $7,500,000.00 or in a business not directly comparable to the current business of the Borrowers without the prior written consent of the Bank. Furthermore, prior to making any acquisition of all or substantially all of the assets of any Person, National shall demonstrate to the Bank, by way of proforma calculations of the financial covenants as of the proposed dated of any such acquisition that, after giving effect to the acquisition and any financing related thereto, National shall be in compliance with the financial covenants contained herein. Proforma calculations shall not be required if the consideration being paid for such acquisition is less than Two Million Dollars ($2,000,000.00) and no borrowings under this Agreement will be used to accomplish the acquisition. Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business without the prior written consent of the Bank.

     Section 6.06. Limitation on Investments, Loans and Advances: Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or indebtedness of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) other investments in prime (A-1 or P-1 or comparable ratings) rated commercial paper, investments in readily marketable, direct obligations of the United States of America or obligations guaranteed by the United States of America, none of which shall mature later than one year after investment, and investments in dollar denominated Certificates of Deposit issued by domestic commercial banks having capital and surplus in excess of $50,000,000 either directly or through a mutual fund and which are rated investment grade or better by Moody's or Standard and Poor's;

          (c) investments in time deposits, savings accounts, checking accounts and other accounts with banks having capital and surplus in excess of $50,000,000.00; and

          (d) formation of an operating Subsidiary provided that concurrently with such formation, the new Subsidiary becomes a co-borrower under this Agreement and the other Loan Documents.

          (e) existing investments in the Capital Stock of the Persons listed on Schedules 3.13 and 3.19.

     Section 6.07. Limitation on Changes in Fiscal Year: Permit the Fiscal Year of the Borrowers to end on a day other than July 31, without the prior written consent of the Bank.

     Section 6.08. Limitation on Lines of Business: Materially alter the nature of, or method of conducting, its business without the prior written consent of the Bank.

     Section 6.09. Federal Reserve Regulations: Permit any Loan or the proceeds thereof to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                          ARTICLE 7. EVENTS OF DEFAULT

     Section 7.01. Events of Default/Remedies: If any of the following events shall occur and be continuing:

          (a) The Borrowers shall fail to pay any principal of or interest on the Notes when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any other amount payable hereunder or under the other Loan Documents within five (5) Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrowers or the Corporate Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrowers shall default in the observance or performance of any agreement or requirement contained in Article 5, and such default shall continue unremedied for a period of twenty (20) days; or

          (d) The Borrowers shall default in the observance or performance of any agreement or requirement contained in Article 6; or

          (e) The Borrowers or the Corporate Guarantor shall default in the observance or performance of any other covenant, condition or agreement contained in this Agreement, the Security Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of thirty (30) days; or

          (f) The Borrowers shall (i) default in any payment of principal of or interest on any Indebtedness to any Person other than the Bank or in the payment of any Guarantee Obligation beyond the period of grace (not to exceed sixty (60) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, which aggregate amount is $100,000.00 or more; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, which aggregate amount is $100,000.00 or more; or

          (g) (i) Any of the Borrowers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) any of the Borrowers shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against any of the Borrowers any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against any of the Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) any of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (vi) any of the Borrowers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA and such Reportable Event shall not have been rectified to the reasonable satisfaction of the Bank within 20 days of the occurrence of such Reportable Event, (iv) any Single Employer Plan that is not fully funded shall terminate for purposes of Title IV of ERISA, (v) any of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Bank is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect; or

          (i) One or more judgments or decrees shall be entered against the Borrowers involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, except for payments made on any judgment in the Sunstar Litigation provided that the Borrowers remain in compliance with all financial covenants; or

          (j) (i) The Security Agreement shall cease, for any reason, to be in full force and effect, or any of the Borrowers shall so assert, or (ii) the security interests created by the Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby;

          (k) Loss by any of the Operating Subsidiaries of its regulatory approval and/or licensing; or

          (l) Loss by any of the Operating Subsidiaries of its accreditation by an applicable accrediting agency.

then, at any time thereafter during the continuance of any such event, the Bank may, without notice to the Borrowers (i) terminate the Commitment and (ii) declare the Notes to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, (iii) exercise any or all of the rights and remedies afforded to the Bank in the Security Agreement or the other Loan Documents, by the UCC or otherwise possessed by the Bank and realize upon, dispose of, or sell, all or any part of the Collateral given by the Borrowers to the Bank, and the Bank may apply the net proceeds of such realization, disposal or sale to the payment of any liabilities of the Borrowers under the Notes or this Agreement in the order set forth in the Security Agreement, provided, however, that if an event specified in subsection (g) shall have occurred, the Loans shall automatically accelerate and the Commitment shall automatically terminate.

     In addition to and not in limitation of all rights of offset that the Bank may have under applicable law, the Bank shall, upon the occurrence of any Event of Default and whether or not the Bank has made any demand or the Obligations are matured, have the right to appropriate and apply to the payment of the Obligations, all deposits (general or special, time or demand, provisional or final) of the Borrowers then or thereafter held by the Bank and other indebtedness or property then or thereafter owing to the Borrowers by the Bank, whether or not related to this Agreement or any transaction hereunder.

                            ARTICLE 8. MISCELLANEOUS

     Section 8.01. Modification of Agreement: No modification, amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and, as to modifications and amendments, the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

     Section 8.02. Notices: All notices, requests and demands to or upon the respective parties hereto to be effective under this Agreement or any other Loan Document, shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, registered mail, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrowers:             c/o National Home Health Care Corp.
                                    700 White Plains Road, Suite 275
                                    Scarsdale, New York 10583
                                    Attention: Steven Fialkow, President & CEO
                                    Telecopy: (914) 722-9239

         Copy of Notices:           Jenkens & Gilchrist Parker Chapin LLP
         Relating to Defaults To:   The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York  10174
                                    Attention:  Mitchell P. Portnoy, Esq.
                                    Telecopy: (212) 704-6288

         The Bank:                  HSBC Bank USA
                                    17 South Broadway
                                    Nyack, New York 10960
                                    Attention:  William L. Meli, A.V.P.
                                    Telecopy:  (845) 353-7425

provided that any notice, request or demand to or upon the Bank pursuant to Sections 2.02 or 2.03 shall not be effective until received.

     Section 8.03. No Waiver/Cumulative Remedies: No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 8.04. Survival of Representations and Warranties: All representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     Section 8.05. Payment of Expenses and Taxes: The Borrowers agree (a) to pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, and (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), and (e) to pay, indemnify, and hold the Bank harmless from and against all Indemnified Liabilities (except counsel fees and expenses) arising out of, or in connection with any litigation or administrative proceeding or arbitration in which the Bank is not a named party, but which relate to the Loans and/or this transaction. The agreements in this Section 8.05 shall survive repayment of the Notes and all other amounts payable hereunder.

     Section 8.06. Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of each of the Borrowers, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Bank.

     Section 8.07. Sale/Participations: The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks, lending institutions or other parties as it may choose and without the consent of the Borrowers, which consent is deemed to be granted.

     Section 8.08. Setoff: In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), and any grace periods therefor have expired, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Bank or any branch or agency thereof to or for the credit or the account of any of the Borrowers. The Bank agrees promptly to notify the Borrowers after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 8.09. Counterparts: This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original and all of said counterparts taken together shall be deemed to constitute one and the same agreement. A set of the copies of this Agreement signed by all the parties shall be sent to the Borrowers and the Bank.

     Section 8.10. Severability: Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 8.11. Integration: This Agreement and the other Loan Documents represent the entire agreement of the Borrowers and the Bank with respect to the subject hereof, and there are no promises, undertakings, representations or warranties by the Borrowers or the Bank relative to subject hereof not expressly set forth or referred to herein or in the other Loan Documents.

     Section 8.12. Governing Law: THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF NEW YORK'S GENERAL OBLIGATIONS LAW).

     Section 8.13. Submission To Jurisdiction/Waivers: The Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York (for New York, Rockland and Westchester Counties only), the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in which such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at their address set forth in Section 8.02 or at such other address of which the Bank shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     Section 8.14. Acknowledgments: The Borrowers hereby acknowledge that:

          (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) except for its depository relationship with the Borrowers, the Bank has no fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Bank, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no partnership or joint venture exists between the Borrowers and the Bank.

     Section 8.15. Waiver Of Jury Trial: THE BORROWERS AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     Section 8.16. Revised Article 9 of the UCC: Borrowers will cooperate with Bank to execute all documents reasonably necessary to preserve and protect the Bank's security interest in Collateral and to effectuate the intent of this Agreement as may be affected by the adoption of Revised Article 9 of the UCC in the various jurisdictions where Collateral exists and to implement necessary transition rules with respect thereto. Borrowers will agree to pay reasonable costs in connection therewith including filing fees and reasonable attorney fees.

     Section 8.17. Temporary Waiver from Bank: Notwithstanding anything in this Credit Agreement or any other Loan Documents to the contrary, Bank hereby consents to the continuation of the pre-existing lien in favor of The Bank of New York ("BNY") on the assets of National and its Subsidiaries, and to the continued reimbursement obligations and guarantees, but only insofar as they relate to one continuing standby letter of credit issued by BNY in the face amount of $175,000. National agrees to cause that standby letter of credit to be returned to BNY for cancellation, undrawn, promptly after Bank issues its own standby letter of credit in the same face amount as a replacement therefor. It is anticipated that such substitution would occur within ten (10) days of the Closing Date. Once the BNY standby letter of credit is so cancelled, Bank shall be authorized to file appropriate UCC termination statements pertaining thereto, in accordance with a certain letter agreement among National, its Subsidiaries and BNY dated of even date herewith.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                      NATIONAL HOME HEALTH CARE CORP.

                                      By:____________________________________
                                            Name:  Robert P. Heller
                                            Title: Chief Financial Officer

                                      HEALTH ACQUISITION CORP.

                                      By:____________________________________
                                            Name:  Robert P. Heller
                                            Title: Chief Financial Officer

                                      NEW ENGLAND HOME CARE, INC.

                                      By:____________________________________
                                             Name:  Robert P. Heller
                                             Title: Chief Financial Officer

                                      ACCREDITED HEALTH SERVICES, INC.

                                      By:_____________________________________
                                             Name:  Robert P. Heller
                                             Title: Chief Financial Officer

                                      CONNECTICUT STAFFING WORKS CORP.

                                      By:____________________________________
                                             Name:  Robert P. Heller
                                             Title: Chief Financial Officer

                                      HSBC BANK USA

                                      By:_____________________________________
                                             Name:  William L. Meli
                                             Title: Assistant Vice President

STATE OF NEW YORK          )
                            ss.:
COUNTY OF WESTCHESTER      )

     On the 24th day of October, 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared ROBERT P. HELLER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.


                                  ------------------------------
                                  Notary Public


STATE OF NEW YORK          )
                            ss.:
COUNTY OF WESTCHESTER      )

     On the 24th day of October, 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared WILLIAM L MELI personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  ------------------------------
                                  Notary Public

                                    EXHIBIT A
                                    ---------

                            REVOLVING PRIME RATE NOTE

                                   EXHIBIT A1
                                   ----------

                            REVOLVING LIBOR RATE NOTE

                                    EXHIBIT B
                                    ---------

                               SECURITY AGREEMENT

                                    EXHIBIT C
                                    ---------

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT D
                                    ---------

                       BORROWERS' SECRETARY'S CERTIFICATES

                                    EXHIBIT E
                                    ---------

                         OPINION OF COUNSEL TO BORROWERS

                                  SCHEDULE 3.06
                                  -------------

                                   LITIGATION


           None, other than Sunstar litigation (previously disclosed).

                                  SCHEDULE 3.13
                                  -------------


                                  SUBSIDIARIES


      Name of Subsidiary                   State of Incorporation                      Owned By

Accredited Health Services, Inc.                New Jersey                 National Home Health Care Corp.

Connecticut Staffing Works Corp.                Connecticut                National Home Health Care Corp.

Health Acquisition Corp.                         New York                  National Home Health Care Corp.

National HMO (N.Y.) Inc.                         Delaware                  National Home Health Care Corp.

New England Home Care, Inc.                     Connecticut                National Home Health Care Corp.


                                  SCHEDULE 3.15
                                  -------------

                              ENVIRONMENTAL MATTERS


                                      NONE

                                  SCHEDULE 3.17
                                  -------------

                               PLACES OF BUSINESS


     Name              UCC Filing        Chief Exec. Office & Principal          Other               Other Names
                         Office                Place of Business*              Locations            Within Past 5
                                                                                                        Years

   National              Delaware           700 White Plains Rd.,                 None                  None
                                            Scarsdale, NY  10583

  Accredited            New Jersey        235 Moore St., Hackensack,          Elsewhere in              None
                                                       NJ                          NJ

Conn. Staffing         Connecticut       57 Plains Rd., Milford, CT               None                  None
                                                    06460

 Health Acquis.          New York       175-20 Hillside Ave., Jamaica,        Elsewhere in       d/b/a Allen Health
                                                   NY 11432                        NY              Care Services

New Engl. Home         Connecticut       57 Plains Rd., Milford, CT           Elsewhere in              None
                                                    06460                          CT


                                  SCHEDULE 3.19
                                  -------------

                              EXISTING INVESTMENTS


                 Investments in Subsidiaries (per Schedule 3.13)

                                  SCHEDULE 6.02
                                  -------------

                              EXISTING INDEBTEDNESS


               $175,000 Bank of New York Standby Letter of Credit

                                  SCHEDULE 6.03
                                  -------------

                                 EXISTING LIENS


        Liens securing $175,000 Bank of New York Standby Letter of Credit

                                  SCHEDULE 6.04
                                  -------------

                                   GUARANTEES


Guarantees supporting reimbursement obligation in connection with $175,000 Bank of New York Standby Letter of Credit

                                TABLE OF CONTENTS


ARTICLE 1.        DEFINITIONS.................................................1
Section 1.01.  Defined Terms:.................................................1
Section 1.02.  Other Definitional Provisions:................................10
ARTICLE 2.        CREDIT FACILITY............................................12
Section 2.01.  Commitments:..................................................12
(a)   Revolving Credit Loan Commitment:......................................12
Section 2.02.  Method of Borrowing Revolving Credit Loans:...................12
(a)   Borrowing Base for Revolving Credit Loans:.............................12
(b)   Notes for Revolving Credit Loans:......................................12
(c)   Procedure for Borrowing Revolving Credit Loans:........................13
(d)   Optional Prepayments of Revolving Credit Loans:........................13
(e)   Mandatory Prepayments of Revolving Credit Loans:.......................13
(f)   Prepayment/Accrued Interest on Revolving Credit Loans:.................14
(g)   Interest Rates and Payment Dates for Revolving Credit Loans:...........14
(h)   Nature of Borrowings as to Revolving Credit Loans:.....................14
Section 2.03.  Terms Applicable to all Loans:................................15
(a)   Interest Rate:.........................................................15
(b)   Requirements of Law:...................................................15
(c)   Funds/Manner of Payment:...............................................15
(d)   Prepayment Defined:....................................................16
(e)   Late Charge:...........................................................16
(f)   Default Rate:..........................................................16
(g)   Availability Fee:......................................................16
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES...................................16
Section 3.01.  Financial Condition:..........................................16
Section 3.02.  No Change:....................................................17
Section 3.03.  Corporate Existence/Compliance with Law:......................17
Section 3.04.  Corporate Power/Authorization/Enforceable Obligations:........17
Section 3.05.  No Legal Bar:.................................................17
Section 3.06.  No Material Litigation:.......................................18
Section 3.07.  No Default:...................................................18
Section 3.08.  Ownership of Property/Liens:..................................18
Section 3.09.  Taxes:........................................................18
Section 3.10.  Federal Regulations:..........................................18
Section 3.11.  ERISA:........................................................18
Section 3.12.  Investment Company Act/Other Regulations:.....................19
Section 3.13.  Subsidiaries:.................................................19
Section 3.14.  Purpose of Loans:.............................................19
Section 3.15.  Environmental Matters:........................................19
Section 3.16.  Security Interest:............................................19
Section 3.17.  Principal Place of Business:..................................19
Section 3.18.  Eligible Accounts Receivable:.................................20

Section 3.19.  Investments:...................................................20
Section 3.20.  Disclosure:....................................................20
ARTICLE 4.  CONDITIONS PRECEDENT..............................................20
Section 4.01.  Conditions to Loans:...........................................20
(a)   Loan Documents..........................................................20
(b)   Corporate Proceedings of the Borrower...................................20
(c)   Corporate Documents.....................................................21
(d)   Absence of Legal Proceedings............................................21
(e)   Legal Opinion...........................................................21
(f)   Security Agreement......................................................21
(g)   Audit of Records:.......................................................21
(h)   Evidence of Insurance...................................................21
(i)   Lien Searches...........................................................21
(j)   Borrowing Base Certificate..............................................21
(k)   Non-Default Certificate.................................................21
(l)   Other Loan Documents....................................................22
Section 4.02.  Conditions to All Extensions of Credit:........................22
(a)   Representations and Warranties..........................................22
(b)   No Default..............................................................22
(c)   Borrowing Base Certificate..............................................22
(d)   Additional Matters......................................................22
(e)   Additional Conditions...................................................22
ARTICLE 5.  AFFIRMATIVE COVENANTS.............................................22
Section 5.01. Financial Statements:...........................................22
Section 5.02.  Certificates/Other Information:................................23
Section 5.03.  Payment of Obligations:........................................24
Section 5.04.  Conduct of Business and Maintenance of Existence:..............24
Section 5.05.  Maintenance of Property/Insurance:.............................24
Section 5.06.  Inspection of Property/Books and Records/Discussions:..........24
Section 5.07.  Notices:.......................................................25
Section 5.08.  Environmental Laws:............................................25
Section 5.09.  Subsidiaries:..................................................26
Section 5.10.  Compliance with Laws:..........................................26
Section 5.11.  Compliance with ERISA:.........................................26
Section 5.12.  Borrowing Base:................................................26
Section 5.13.  Commercial Checking Accounts:..................................27
ARTICLE 6.  NEGATIVE COVENANTS................................................27
Section 6.01.  Financial Condition Covenants:.................................27
(a)   Maintenance of Stockholder Equity.......................................27
(b)   Total Senior Liabilities to Total Stockholders' Equity Ratio............27
(c)   Total Senior Liabilities to Tangible Stockholders' Equity...............27
(d)   EBIT to Interest Expense Ratio:.........................................27
Section 6.02.  Limitation on Indebtedness:....................................27
Section 6.03.  Limitation on Liens:...........................................28
Section 6.04.  Limitation on Guarantee Obligations:...........................29

Section 6.05. Limitations on Fundamental Changes:.............................29
Section 6.06. Limitation on Investments, Loans and Advances:..................30
Section 6.07.  Limitation on Changes in Fiscal Year:..........................30
Section 6.08.  Limitation on Lines of Business:...............................30
Section 6.09. Federal Reserve Regulations:....................................30
ARTICLE 7.  EVENTS OF DEFAULT.................................................31
Section 7.01.  Events of Default/Remedies:....................................31
ARTICLE 8.  MISCELLANEOUS.....................................................33
Section 8.01.  Modification of Agreement:.....................................33
Section 8.02.  Notices:.......................................................33
Section 8.03.  No Waiver/Cumulative Remedies:.................................34
Section 8.04. Survival of Representations and Warranties:.....................34
Section 8.05.  Payment of Expenses and Taxes:.................................34
Section 8.06.  Successors and Assigns:........................................35
Section 8.07.  Sale/Participations:...........................................35
Section 8.08.  Setoff:........................................................35
Section 8.09.  Counterparts:..................................................35
Section 8.10.  Severability:..................................................35
Section 8.11. Integration:....................................................36
Section 8.12. Governing Law:..................................................36
Section 8.13.  Submission To Jurisdiction/Waivers:............................36
Section 8.14.  Acknowledgments:...............................................36
Section 8.15.  Waiver Of Jury Trial:..........................................37
Section 8.16.  Revised Article 9 of the UCC...................................37
Section 8.17.  Temporary Waiver from Bank ....................................37

                                    EXHIBITS

Revolving Prime Rate Note..............................................Exhibit A
Revolving Libor Rate Note.............................................Exhibit A1
Security Agreement.....................................................Exhibit B
Borrowing Base Certificate.............................................Exhibit C
Borrowers's Secretary's Certificate....................................Exhibit D
Opinion of Counsel to Borrowers........................................Exhibit E

                                    SCHEDULES

Litigation.........................................................Schedule 3.06
Subsidiaries.......................................................Schedule 3.13
Environmental Matters..............................................Schedule 3.15
Places of Business.................................................Schedule 3.17
Existing Investments...............................................Schedule 3.17
Existing Indebtedness..............................................Schedule 6.02
Existing Liens.....................................................Schedule 6.03
Existing Guarantees................................................Schedule 6.04

================================================================================

                                CREDIT AGREEMENT


                                  By and Among

                        NATIONAL HOME HEALTH CARE CORP.,
                            HEALTH ACQUISITION CORP.,
                          NEW ENGLAND HOME CARE, INC.,
                      ACCREDITED HEALTH SERVICES, INC., and
                 CONNECTICUT STAFFING WORKS CORP., as Borrowers


                                       and

                            HSBC BANK USA, as Lender



                          Dated as of October 24, 2001


                     $7,500,000.00 Revolving Credit Facility


                                  Prepared By:


         DELBELLO DONNELLAN WEINGARTEN TARTAGLIA WISE & WIEDERKEHR, LLP
                           One North Lexington Avenue
                          White Plains, New York 10601

================================================================================